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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT






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                           SUBSIDIARIES OF REGISTRANT
                                   EXHIBIT 21


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

                                                                 DATE AND % OF VOTING
                                                                  SHARES, PARTNERSHIP
                                                                INTERESTS, VOTING TRUST
                                                YEAR &           CERTIFICATES, CAPITAL
               NAME & ADDRESS                  STATE INC.             CONTRIBUTIONS             DESCRIPTION OF ACTIVITY
               --------------                  ----------       -----------------------         -----------------------

Home Federal Savings Bank                        Federal                 6/29/94              Federally Chartered Stock
101 North Broadway                               Charter        HMN owns 100% of voting       Savings Bank
Spring Valley, MN  55975                                                 shares


    Osterud Insurance Agency, Inc.                 MN                Bank owns 100%           Offers credit life and annuity
    101 North Broadway                                                                        products to the Bank's customers
    Spring Valley, MN 55975                                                                   and others


    MSL Financial Corporation(1)                   IA                Bank owns 100%           Offered annuity products to
    101 North Broadway                                                                        Marshalltown Financial
    Spring Valley, MN 55975


    Home Federal Mortgage Services, LLC(2)         DE                    1/31/01              Mortgage Banking/
    7101 Northland Circle, Suite 105                                Home Federal owns         Brokerage Office
    Brooklyn Park, MN 55427                                                51%


Security Finance Corporation                       MN                   12/29/95              Corporation invests in
101 North Broadway                                              HMN owns 100% of voting       securities and loans
Spring Valley, MN  55975                                                 shares

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(1) MSL Financial Corporation was dissolved on April 30, 1999 and its assets and liabilities were transferred into the Bank.

(2) On January 23, 2001 the HMN sold 100% of HMN Mortgage Services, Inc. to the Bank. On January 31, 2001 the Bank merged HMN Mortgage Services, Inc. into Home Federal Mortgage Services LLC.